UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 18, 2007

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

81 Court Street, Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, the Board of Directors of Brooklyn Federal Bancorp, Inc. (the “Company”), Brooklyn Federal Savings Bank (the “Bank”) and BFS Bancorp, MHC (the “MHC”) promoted Richard A. Kielty, the current Executive Vice President and Chief Financial Officer, to President and Chief Operating Officer.  Angelo J. Di Lorenzo, the current President and Chief Executive Officer, will relinquish his title of President but retain his title of Chief Executive Officer. He was also elected Vice Chairman of the Board of Directors.  Mr. Kielty will continue to report to Mr. Di Lorenzo in his new roles. Ralph Walther, Vice President and Controller, was promoted to Chief Financial Officer. All executive changes will be effective January 1, 2008.

Mr. Di Lorenzo has served as President and Chief Executive Officer of the Bank since 1972.  Mr. Kielty has been an employee of the Bank since 1970 and has served as Chief Financial Officer since 2000.  Mr. Walther has been Vice President and Controller since 2005.  Prior to that he was a Vice President and Investment Accounting Officer at New York Community Bank and Vice President and Controller at Richmond County Savings Bank.

In addition, on December 18, 2007, the Company and the Bank executed amended and restated employment agreements between the Company, the Bank and each of Angelo J. Di Lorenzo, Chief Executive Officer, Richard A. Kielty, President and Chief Operating Officer, Marc Leno, Senior Vice President and Chief Lending Officer and Marilyn Alberici, Senior Vice President and Loan Servicing Manager.  The agreements were amended and restated to conform to changes in the tax laws under Section 409A of the Internal Revenue Code and for certain other purposes.  In addition, the Company and the Bank entered into an initial employment agreement with Mr. Walther.  All of these employment agreements are effective as of January 1, 2008.

The agreements for Mr. Di Lorenzo and Mr. Kielty are for a three year term, and the agreements for Mr. Leno, Mr. Walther and Ms. Alberici are for a two year term.  Under the agreements, the base salaries for Messrs. Di Lorenzo, Kielty, Leno, Walther and Ms. Alberici are $360,000, $200,000, $173,382, $150,000 and $121,905 respectively.  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between the Company, the Bank and Angelo J. Di Lorenzo

10.2	Amended and Restated Employment Agreement by and between the Company, the Bank and Richard A. Kielty

10.3	Amended and Restated Employment Agreement by and between the Company, the Bank and Marc Leno

10.4	Amended and Restated Employment Agreement by and between the Company, the Bank and Marilyn Alberici

10.5	Employment Agreement by and between the Company, the Bank and Ralph Walther

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.

DATE: December 20, 2007	By:	/s/ Angelo J. Di Lorenzo
Angelo J. Di Lorenzo
President and Chief Executive Officer